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                                                                    Exhibit 22.1


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                    SUBSIDIARIES OF CHAMBERS DEVELOPMENT COMPANY, INC.

COMPANY NAME                                             JURISDICTION OF INCORPORATION
Chambers Clearview Environmental
  Landfill, Inc. (9)                                                       Mississippi
Chambers Development Europe B.V. (11)                                      Netherlands
Chambers Development of Ohio, Inc.                                                Ohio
Chambers Development of Virginia, Inc. (6)                                    Virginia
Chambers Environmental Systems Hellas S.A. (12)                                 Greece
Chambers Enterprises, Inc.                                                Pennsylvania
Chambers International, Inc.                                                  Delaware
Chambers Laurel Highlands Landfill, Inc. (7)                              Pennsylvania
Chambers Maplewood Landfill, Inc. (6)                                         Virginia
Chambers Medical Technologies, Inc.  (2/12/85 Incorporation)              Pennsylvania
Chambers Medical Technologies, Inc. (4/26/91 Incorporation)               Pennsylvania
Chambers Medical Technologies of
 South Carolina, Inc. (8)                                               South Carolina
Chambers New Jersey Land, Inc. (4)                                          New Jersey
Chambers Oakridge Landfill, Inc. (3)                                    South Carolina
Chambers Orange County Landfill, Inc. (13)                                     Florida
Chambers Resources, Inc.                                                  Pennsylvania
Chambers Richland County Landfill, Inc. (3)                             South Carolina
Chambers Services, Inc.                                                       Delaware
Chambers Smyrna Landfill,Inc. (2)                                              Georgia
Chambers Waste Systems of California, Inc.                                  California
Chambers Waste Systems of Florida, Inc.                                        Florida
Chambers Waste Systems of Mississippi, Inc.                                Mississippi
Chambers Waste Systems of New York, Inc.                                      New York
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
Chambers Waste Systems of North Carolina, Inc.                          North Carolina
Chambers Waste Systems of Ohio, Inc.                                              Ohio
Chambers Waste Systems of New Jersey, Inc. (4)                              New Jersey
Chambers Waste Systems of Rhode Island, Inc.                              Rhode Island
Chambers Waste Systems of South Carolina, Inc.                          South Carolina
Chambers Waste Systems of Texas, Inc.                                            Texas
Chambers Waste Systems of Virginia, Inc.                                      Virginia
Chambers of Asia, Limited (11)                                               Hong Kong
Chambers of Delaware, Inc.                                                    Delaware
Chambers of Georgia, Inc.                                                      Georgia
Chambers of Hong Kong Limited  (14)                                          Hong Kong
Chambers of Illinois, Inc.                                                    Illinois
Chambers of Indiana, Inc.                                                      Indiana
Chambers of New Jersey Inc.                                                 New Jersey
Chambers of New Jersey Recycling, Inc. (4)                                  New Jersey
Chambers of Maryland, Inc.                                                    Maryland
Chambers of Massachusetts, Inc.                                          Massachusetts
Chambers of Mississippi, Inc. (10)                                         Mississippi
Chambers of Pennsylvania, Inc.                                            Pennsylvania
Chambers of Tennessee, Inc.                                                  Tennessee
Chambers of West Virginia, Inc.                                          West Virginia
China Harbour-Chambers Environmental
  Services, Limited (16)                                                     Hong Kong
Dauphin Meadows, Inc.                                                     Pennsylvania
The H. Sienknecht Co. (15)                                                   Tennessee
LCS Services, Inc. (5)                                                   West Virginia
William H. Martin, Inc.                                                   Pennsylvania
Morris County Transfer Station, Inc. (4)                                    New Jersey
Rail-It Corporation                                                           Illinois
Rail-It Limited Partnership                                                   Illinois
Remote Landfill Services, Inc. (15)                                          Tennessee
CDC Services, Inc. (formerly Security Bureau, Inc.)                           Delaware
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
Southern Alleghenies Disposal Service, Inc. (1)                           Pennsylvania
U.S. Services Corporation                                                 Pennsylvania
U.S. Utilities Services Corporation (1)                                   Pennsylvania
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- - ------------------------------------------------------------------
(1)  Subsidiary of U.S. Services Corporation
(2)  Subsidiary of Chambers of Georgia, Inc.
(3)  Subsidiary of Chambers Waste Systems of South Carolina, Inc.
(4)  Subsidiary of Chambers of New Jersey Inc.
(5)  Subsidiary of Chambers of West Virginia, Inc.
(6)  Subsidiary of Chambers Waste Systems of Virginia, Inc.
(7)  Subsidiary of Chambers of Pennsylvania, Inc.
(8)  Subsidiary of Chambers Medical Technologies, Inc.
(9)  Subsidiary of Chambers of Mississippi, Inc.
(10) Subsidiary of Chambers Waste Systems of Mississippi, Inc.
(11) Subsidiary of Chambers International, Inc.
(12) Subsidiary of Chambers Development Europe, B.V.
(13) Subsidiary of Chambers Waste Systems of Florida, Inc.
(14) Subsidiary of Chambers of Asia, Limited
(15) Subsidiary of Chambers of Tennessee, Inc.
(16) 50% Owned by Chambers of Hong Kong, Limited and
      50% Owned by China Harbour Environmental Company Limited

(ALL SUBSIDIARIES are 100% OWNED except as noted)
Business address for all Companies: 10700 Frankstown Road
                                    Pittsburgh, Pennsylvania 15235
2205b